INSTALLATION AND MARKETING AGREEMENT

         THIS INSTALLATION AND MARKETING AGREEMENT is made and entered into in the State of Ohio this day of 16, October 1996, by and between OFFICEMAX INC., a corporation organized and existing under the laws of Ohio ("OFFICEMAX INC.") and U-SHIP, Inc., a corporation organized and existing under the laws of the State of Utah ("U-SHIP"), and is based on the following premises:

         WHEREAS, OFFICEMAX INC. PROVIDES ADMINISTRATIVE, DISTRIBUTION AND OTHER BUSINESS SUPPORT TO APPROXIMATELY 450 RETAIL SERVICE LOCATIONS AROUND THE WORLD WHO ARE LICENSED TO PROVIDE COPYING, PRINTING, SHIPPING, MAILING,
PHOTO-FINISHING AND TELECONFERENCING SERVICES UNDER THE TRADEMARK, OFFICEMAX INC.; AND

         WHEREAS, U-SHIP engages in the manufacture and sale of self-service, consumer oriented, automated shipping center products (ASCs), complete with equipment and controlling software, and provides processing services and technical support with respect to such ASC's; and

         WHEREAS, OFFICEMAX INC. wishes to provide package shipping services, using the automation provided by U-SHIPS ASC's;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, OFFICEMAX INC. and U-SHIP agree as follows:

1. The Work. U-SHIP, at its sole expense, hereby agrees to deliver and install an automated shipping center (ASC) at its OFFICEMAX INC. retail service locations listed on Exhibit A (ASC Site). U-SHIP further agrees to provide the processing services and technical support with respect to such ASC's. The delivery and installation of the automated shipping center and the processing services, technical support and maintenance with respect to such ASC's required of U-SHIP pursuant to this Agreement (collectively, the "Work") is more particularly described on Exhibit B, attached hereto and incorporated herein. This Installation And Marketing Agreement shall constitute the "Agreement" between the parties and shall set forth the rights and liabilities of the parties to this Agreement. To place an order for the delivery and installation of an ASC not included on Exhibit A, OFFICEMAX INC. will complete an installation request form ("Request") attached hereto and incorporated herein as Exhibit C. Said Request(s) shall not become part of the Agreement until such Request(s) are signed by both parties. U-SHIP reserves the right to decline to accept any Request for any reason, including but not limited to election not to be subjected to any state's franchise, business opportunity, or other commercial law, or for no reason. U-SHIP hereby agrees to perform the Work in accordance with the terms and conditions of this Agreement. To the extent that a conflict exists between the terms and conditions of Exhibit B and the terms and conditions of the Agreement, the Agreement shall control.

2. Term of Agreement and Installation Term; Effect of Expiration of Term. The term of this Agreement shall commence on the date that this Agreement is fully executed by both parties hereto ("the Effective Date") and shall expire at the end of December 31, 1997 ("Expiration Date"), Any ASC's installed in accordance with the terms and conditions of this Agreement shall remain in operation at the site of installation for Thirty-six (36) months from the date of installation ("Installation Term"), notwithstanding the earlier expiration of this Agreement. The obligations of the parties pursuant to this Agreement shall survive the expiration of this Agreement throughout the Installation Term for each ASC remaining in operation as of the Expiration Date. Upon expiration of this Agreement (except as to those ASC's remaining in operation as of the expiration date) the following shall apply upon the expiration of the Installation Term,
(i) the software license, maintenance agreements, and services agreements related to each affected ASC shall automatically and simultaneously terminate and (ii) U-SHIP shall promptly disassemble and remove each affected ASC, unless this Agreement is renewed by mutual written agreement of the parties before such date. All ASC installations will be evaluated by both U-Ship and

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  pursuant to a request for confidential treatment.

OfficeMax representatives on a revolving 12 month cycle to review the usage, customer acceptance, marketing programs and other variables affecting transaction volume. Through mutual agreement of both parties (U-Ship and OfficeMax) the ASC may be relocated to a site where shipping is a viable market opportunity.

3. Installation of ASC's. Prior to the installation of an ASC in an ASC Site, OFFICEMAX INC., at its sole cost, shall prepare the ASC Site according to the specifications set forth in Exhibit D. OFFICEMAX INC. shall pay the basic charges for telephone lines, directly to the appropriate phone company, but OFFICEMAX INC. shall not be responsible for per-call charges for data transfer from each ASC. OFFICEMAX INC. shall allow U-SHIP to install ASC's at approximately 73 OFFICEMAX INC. retail locations to be installed by approximately January 31, 1997. All ASC's installed pursuant to this Agreement shall remain in operation at each location for at least Thirty Six (36) months from date of installation and OFFICEMAX INC. shall not relocate ASC's without the prior written consent of U-SHIP, which consent will not unreasonably be withheld. U-SHIP will consider requests to install ASC's at locations outside the United States. U-SHIP's consent to such requests may involve terms and conditions different from and additional to those provided herein.

4. Cleaning and Monitoring of ASC's. OFFICEMAX INC., at its sole cost, shall provide for each ASC regular site services such as cleaning of the ASC and surrounding area and restocking of label and printer paper and daily examination of the ASC for damage. OFFICEMAX INC. shall report promptly to U-SHIP by telephone any visible ASC damage and any reported service problems or nonfunctioning of the ASC. In addition, OFFICEMAX INC. shall collect cash payments on behalf of U-Ship made by ASC users.

5. Software Development. The parties have discussed possible development of software products by U-SHIP specifically for OFFICEMAX INC., but any such development shall be the subject of a separate agreement.

6. Software License And Maintenance. In the event that such software is licensed by a third party as an operating system of the computer, U-SHIP shall notify OFFICEMAX INC. of the existence of restrictions under such license and a copy of the relevant license(s) shall be attached as Exhibit E. With respect to the software licensed and provided by U-SHIP for use by OFFICEMAX INC. (the "U-SHIP Software"), the following terms and conditions apply to OFFICEMAX INC.' use of such U-SHIP Software. All U-SHIP Software supplied to OFFICEMAX INC. or installed in the ASC's is covered by this license, regardless of whether separately listed on any listing or presentation of software products of U-SHIP supplied to OFFICEMAX INC..

7. Grant of License: Limitations. U-SHIP hereby grants to OFFICEMAX INC., for the U-SHIP Software provided to or with each ASC, a single, non-transferable, and nonexclusive license to use the U-SHIP Software in the normal operation of the ASC. No right, title, or interest in the U-SHIP Software or any part of it or in the ASC hardware is transferred hereby; OFFICEMAX INC. does not hereby acquire any right, title, or interest in the screens, appearance, "look and feel," designs, icons, or other characteristics or parts of the U-SHIP Software and/or ASC hardware. OFFICEMAX INC. shall have no right to alter, sublicense, copy, or distribute the U-SHIP Software or any part of it, and OFFICEMAX INC. shall not examine, reverse compile, or reverse engineer the U-SHIP Software or clone it (or any part of it) or adopt it or any part of it as OFFICEMAX INC.' own, or translate the U-SHIP Software into any computer language (e.g., COBOL, C, etc.) or human language (e.g., French) other than the language in which it is supplied.

8. Proprietary Notices. All or a part of the U-SHIP Software may have been patented. Patent or copyright notices may have-been included in the U-SHIP Software for protective purposes, but such notices shall not be construed as evidencing publication of the U-SHIP Software.

9. Confidentiality of Software. The U-SHIP Software and information pertaining to it, to the extent not published by U-SHIP, is confidential. Title to the U-SHIP Software remains at all times in U-SHIP. OFFICEMAX INC. shall notify its employees of the confidential nature of the software and related information of U-SHIP and shall be responsible for ensuring that such employees do not disclose such information in violation of the terms of this Agreement.

10. Updates and Enhancements. From time to time, U-SHIP may offer updates and/or enhancements to the U-SHIP Software. Updates are features, minor enhancements, or problem corrections that are added to the U-SHIP Software and which shall be issued periodically to OFFICEMAX INC. for no additional cost. U-SHIP may also develop additional features that add significant functionality to the U-SHIP Software which may be licensed separately as enhancements. If OFFICEMAX INC. elects to purchase a license for an enhancement, OFFICEMAX INC. shall be charged the then current price therefor, and such enhancements shall be covered by the terms of this Agreement.

11.      Commissions For Services.

         A. *





         B. Within thirty (30) days following the end of each calendar month during the term beginning with the Effective Date, U-SHIP shall furnish to OFFICEMAX INC. complete and accurate statements of shipments made during the calendar month certified to be accurate by a designated representative of U-SHIP. Such statements shall reflect cash payments made by ASC users collected by OFFICEMAX INC. as a credit to U-SHIP. It is a material term and condition of this Agreement that shipments be reported on a store by store basis. Receipt or acceptance by OFFICEMAX INC. of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude OFFICEMAX INC. from questioning the correctness thereof at any time and in the event that any inconsistencies or mistakes are discovered in such statements or payment, they shall immediately be rectified and the appropriate payments made by U-SHIP or OFFICEMAX INC. as the case may be. Any payments which are made hereinunder by U-SHIP or OFFICEMAX INC., as the case may be, after due date required therefore, shall bear interest at the then current prime rate as quoted in the Wall Street Journal (or the maximum rate permissible by law, if less than the current prime rate) from the date such payments are due to the date of payment.

C. The parties shall maintain complete and accurate records in accordance with generally accepted accounting principles to substantiate all of U-SHIP's Cash collections and Commission payments hereunder including without limitation, invoices, correspondence, banking and financial records. The parties shall retain such records for three (3) years from the expiration or earlier termination of this Agreement or any renewals hereof. At any time during the term of this Agreement and for one (1) year following the expiration or earlier termination of this Agreement, upon fifteen (15) days written notice to U-SHIP, OFFICEMAX INC. or its nominees shall have the right to inspect and audit U-SHIP's books and


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  pursuant to a request for confidential treatment.


records as they relate in any manner to this Agreement and the relationship of the parties. U-SHIP agrees not to cause or permit any interference with OFFICEMAX INC. or OFFICEMAX INC. nominees in the performance of their duties of inspection and audit. The exercise by OFFICEMAX INC. in whole or in part, or at any time or times of the right to audit records, the acceptance by OFFICEMAX INC. of any statement or statements or the receipt and deposit by OFFICEMAX INC. of any payment tendered by or on behalf of U-SHIP shall be without prejudice to any rights or remedies of OFFICEMAX INC. and shall not stop or prevent OFFICEMAX INC. from thereafter disputing the accuracy of any such statement or payment. Should an inspection or audit conducted pursuant hereto reveal any shortfall, U-SHIP shall pay to OFFICEMAX INC. an amount equal to such shortfall together with the interest thereon at the then current prime rate from the date such amount became due until the date of payment. Nothing herein shall be construed to prevent OFFICEMAX INC. and/or its duly authorized representatives from testifying in any court of competent jurisdiction with respect to the information obtained as a result of such inspection or audit in any action instituted to enforce the rights of OFFICEMAX INC. under the terms of this Agreement.

12. *





13. Force Majeure. Notwithstanding anything herein to the contrary, neither party shall be responsible for failure to fulfill its non-monetary obligations under this Agreement due to fire, flood, war, labor disputes, shortages, riots, insurrections, explosions, earthquakes, acts of god or any other cause beyond its control and without its fault or negligence provided it promptly notifies the other party of its inability to fulfill its non-monetary obligations, the cause of its inability to fulfill its non-monetary obligations, and the non-performing parties' reasonable estimation of the duration of its inability to fulfill its non-monetary obligations provided the non-performing party exercises reasonable efforts to commence fulfillment of its obligations hereunder as soon as possible and proceeds to perform with dispatch once the cause(s) are removed or cease.

14. Title and Risk of Loss. Title to the ASC's shall remain in U-SHIP and risk of loss pertaining to the ASC(s) shall be borne by U-SHIP at all times during this Agreement, except that U-SHIP shall not bear the risk of loss to the ASC(s) occurring after installation of the ASC at the installation site in the event such loss arises pursuant to accident, disruption or surge of electrical power, fire, flood or any other casualty, repair or attempted repair by anyone not authorized by U-SHIP, or neglect, misuse or abuse by OFFICEMAX INC. or others at the installation site, other than representatives of U-SHIP.

15. Mutual Indemnification. Each party shall indemnify, defend and hold the other harmless from and against all liability, claims, actions, suits and other proceedings of any nature whatsoever, and any and all losses, judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements and court costs), which the other party may incur, suffer, become liable for, or which may be asserted against the other party as a result of (i) the acts, errors or omission of such party or its directors, officers, employees, contractors, agents or assigns, as a result of or while performing its or their obligations hereunder and/or (ii) any breach or violation by such party of any of the terms and provisions of this Agreement. The indemnification provided by, or granted pursuant to, the provisions of this Paragraph, shall not be deemed exclusive of any other rights to which a party may be entitled. All rights to indemnification under this provision shall be deemed to be provided by a contract between the parties


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  pursuant to a request for confidential treatment.


while this Agreement and relevant provisions of applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any such rights then existing. The indemnification provided by, or granted pursuant to this provision shall, unless otherwise provided, inure to the benefit of each party and its successors and assigns. Any indemnification due pursuant to the terms herein shall be made promptly, and in no event later than thirty (30) days, after such party's receipt of written request therefor. A party's right to indemnification as provided in this provision shall be enforceable in any court of competent jurisdiction subject to the limitations of liability stated in Sections 26, 28, 29 and 30 hereto.

16. Mutual Obligation to Purchase Insurance. Without limiting the foregoing indemnification obligations, each party agrees to maintain at its own expense, during the term of this Agreement and for one (1) year hereafter, with an insurer or insurers reasonably acceptable to the other party, the following insurance coverage: (a) commercial general liability insurance including products/completed operations, blanket contractual liability, and personal injury and advertising injury liability coverage in amounts no less than Two Million Dollars ($2,000,000.00) combined single limit for each single occurrence for bodily injury and property damage and Two Million Dollars ($2,000,000.00) in the general aggregate, and (b) product liability insurance providing adequate protection for both parties against any such claims or suits in amounts no less than Two Million Dollars ($2,000,000.00). Within thirty (30) days from the Effective Date hereof each party shall submit to the other party a certificate evidencing such insurance, that such party has been named as an additional insured party on said insurance and, with respect to any claim for which the insuring party is obligated to indemnify the other party, that said insurance shall be primary coverage before any other similar insurance available to the other party. The certificate shall provide for at least thirty (30) days advance written notice to the other party of any cancellation or reduction in such coverage.

17. Termination For Default. Upon the occurrence of a material default by the other party in the performance of the terms and conditions of this Agreement, either party may, by written notice to the other party, terminate this Agreement in whole or in part including the termination of any installation of an ASC pursuant to this Agreement. The following events shall constitute a material default:

         (1) The failure of the other party to pay any monies upon the terms contained herein;

         (2) The failure of the other party to perform any of its obligations under this Agreement; or

         (3) The other party shall become bankrupt, have an order of receivership issued against it, file a petition in bankruptcy, make an arrangement with or assignment in favor of the creditors or go into liquidation (other than voluntary liquidation for purposes of merger or reorganization, where it does not result in any material diminution of the other party's ability to perform its obligation hereunder); or

         (4) The sale or transfer of control of the other party or substantially all of the assets thereof to an unrelated entity. In the event that a party hereto (a) merges with one or more other entities licensed to use the such party's trademark, or (b) assigns all its right, title and interest in this Agreement to the owner/licensor of said trademark, such a transfer shall be specifically excluded as an event of default for purposes of this Agreement.

Either party's right to terminate this Agreement for any of the reasons listed hereinabove may be exercised if the defaulting party does not promptly implement the necessary measures to correct such failure within thirty (30) days (or more if authorized in writing by the non-defaulting party) after receipt of notice from the non-defaulting party specifying in reasonable detail the failure and if the defaulting party does not continue to diligently prosecute the cure to completion.

18. Non-Disclosure/Confidentiality. OFFICEMAX INC. and U-SHIP may exchange business information or technical information during the term of this Agreement that is proprietary to the disclosing party and considered by it to be a trade secret ("Confidential Information"). If at the time of disclosure such information is identified in writing as proprietary, or identified as proprietary with follow-up written notification thereof within ten (10) days, then the receiving party will guard its confidentiality with the same degree of care that such party replies to its own proprietary information, but at least using reasonable care. This obligation shall survive any termination of this Agreement but shall not apply to information which:

                   (i) Was in the receiving party's possession, without restriction, prior to its receipt from the disclosing party;

                  (ii) is independently developed by the receiving party without using Confidential Information of the disclosing party;

                 (iii) is or becomes public knowledge without fault of the receiving party;

                  (iv) is or becomes available to the receiving party, validly without restriction, from a source other than the disclosing party;

                   (v) becomes available to a third party from the disclosing party, without restriction;

                  (vi) is publicly disclosed (not under adequate protective order) by the receiving party under an order of a court or government agency, provided that the receiving party provides prior written notification to the disclosing party of such obligation and of any opportunity to oppose such order.


19. Protection of the Mark. During the term of this Agreement, U-SHIP agrees to refrain from any unauthorized use of the trademark, OFFICEMAX INC. (the "Mark") and agrees to assure usage of the Mark solely as approved hereunder and as otherwise approved in writing by OFFICEMAX INC.. U-SHIP shall not use, or permit the use of, the Mark in written and/or oral communication(s) or in any other manner or form without prior written consent for each and every such use. This Agreement does not constitute a grant of a license to OFFICEMAX INC. for use any of U-SHIP's trademarks, logos or trade names; to the extent trademarks, logos or trade names appear on an ASC, on screen or on line, the same are for identification purposes and no proprietary right or license is hereby given to OFFICEMAX INC.

20. Representations and Warranties. Each party represents and warrants the following:

         a. That the execution and delivery of this Agreement and the performance of the transactions contemplated hereby are within its corporate powers, have been duly authorized by all necessary action, and do not contravene, violate, or conflict with, or constitute a default under, any provision or applicable law, regulation, any governing documents, charter or bylaw, or any agreement, license, judgment, injunction, order, decree or other instrument binding on it;

         b. That it has the legal right, power and authority to grant the rights to the other party as set forth herein and to execute and deliver this Agreement and to perform and/or permit all the transactions contemplated hereby;

         c. That it will not harm, misuse or bring into disrepute the trademark(s), commercial symbol(s), trade secret(s), servicemark(s), and logotype(s) of the other party;

         d. That it will not create any expenses chargeable to the other party without such party's prior written approval of said cost;

         e. That it will comply with the terms of this Agreement and all laws and regulations relating or pertaining to the subject matter of this Agreement and shall comply with any regulatory agencies which shall have jurisdiction over the subject matter of this Agreement.

21. Non-Exclusive. The parties hereto agree that nothing contained in this Agreement shall be construed as creating an exclusive relationship between the parties, except that during the period when an ASC is installed at a ASC Site, OFFICEMAX INC. shall not install or use any competing automatic shipping system in the ASC Site. Subject to the foregoing, this Agreement is non-exclusive and nothing in this Agreement shall prevent the other party from entering into the same or similar relationship with others; or from developing similar or competing relationships with others.

22. Relationship of Parties. This Agreement does not make either party the employee, agent, franchisee, fiduciary or legal representative of the other party for any purpose whatsoever. Neither party shall have any authority to bind the other party in agreements with third parties. In fulfilling their obligations hereunder, each party shall act as an independent contractor.

23. Amendments. No change, alteration or amendment to this Agreement shall be valid unless made in writing and signed by the duly authorized representative of each party.

24. No Assignment. Except as provided herein, neither party shall have any right to transfer or assign its rights or obligations under this Agreement to any third party without prior written consent of the other party; except that either party may assign or transfer its interest under this Agreement to any successor by merger or consolidation or an entity which acquires substantially all of the assets of such party and which agrees to assume, and be bound by the terms of this Agreement. Notwithstanding anything herein to the contrary, either party shall have the right to assign, transfer, convey, sell, encumber or in any way alienate all or any part of this Agreement (collectively "transfer") to any of its partners, related entities, subsidiaries or affiliates, or to a successor entity in the event of merger, reorganization, consolidation, transfer, sale, stock purchase, public offering or other change of ownership (collectively "affiliate") without consent of or recourse by the other party provided that at the time of such transfer the affiliate (i) is capable of performing and is legally authorized to perform all of the transferring party's obligations hereunder, (ii) has a net worth in excess of the transferring party prior to the transaction and (iii) consents in writing to such transfer.

25. Notices. Any notice required or permitted to be given under this agreement is effective upon receipt by the party to be charged with notice, shall be given in writing, and may be delivered by (a) personal service, (b) registered mail, postage prepaid, addressed to the other party, (c) overnight delivery services such as United Parcel Service, or (d) facsimile with confirmation of delivery:

                                    Mr. Douglas Scroggins
                                    OFFICEMAX INC.
                                    3605 Warrensville Center Road
                                    Shaker Heights OH 44122-5203

                                    U -SHIP, Inc.
                                    5583 West 78th Street
                                    Edina, Minnesota 55439
                                    Attention: Bruce H. Senske

26. Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio. Except as hereinafter provided, any disputes between the parties and based upon or arising out of this Agreement shall be subject to resolution through consultation of the parties in good faith. If such consultation should fail to result in a resolution of the disputes, then each dispute not so resolved may, on demand of either of the parties hereto, be submitted to binding arbitration in accordance with the rules of the American Arbitration Association ("AAA"). Such arbitration shall be governed by the United States Federal Arbitration Act ("FAA"), 9 U.S.C. sec.1, et A. In the event any rule -- or procedure of the AAA applicable to such proceeding shall be in conflict with the FAA or established case law under the FAA, the FAA shall prevail and preempt any other interpretations, rules, or procedures to the contrary. Unless the parties mutually agree otherwise, the proceedings shall not be administered by the AAA; rather, the proceeding shall be administered by a single arbitrator agreed upon by the parties.. If the parties cannot agree upon a single arbitrator, a panel of three arbitrators shall be selected in the following manner:
         OFFICEMAX INC. and U-SHIP shall each select one (1) arbitrator who shall be free from conflict of interest with respect to the subject matter and the parties to the proceeding. Any arbitrator who is appointed shall answer any reasonable interrogatories propounded by another party regarding the qualifications and the existence of any conflict of interest, and such answers may be used to disqualify or challenge such arbitrator. The arbitrators so selected shall designate a third arbitrator who shall, similarly, be free of any conflict of interest. The arbitrators shall act based upon a decision of the majority of them. If any arbitrator fails or ceases to act, or is disqualified, such arbitrator shall be redesignated or appointed in the manner and by the same person or persons who originally appointed him or her. The arbitration proceedings shall be held in San Francisco, Ohio or such other location as the parties may mutually agree. For the purpose of enforcing the provisions of this Section, OFFICEMAX INC. consents to the personal jurisdiction of the United States Federal District Court in the State of Ohio, U.S.A., and U-SHIP consents to the personal jurisdiction of the United States Federal District Court for the Southern District of Ohio, for the purpose of compelling arbitration proceedings or confirming an award rendered therein. After confirmation, either party may seek whatever assistance is desired of any additional court otherwise having jurisdiction to enforce such award. The arbitrator(s) may award a prevailing party in any arbitration proceeding hereunder any or all of the following relief or remedies: (a) judgment; (b) injunctive relief; (c) compensatory damages; or (d) interest, attorney's fees and other reasonable and necessary costs (including, without limitation, fees of arbitrators, transcripts, hearing rooms, and expenses of arbitrators). The parties agree that no award in arising out of or in connection with this Agreement shall consist of or include punitive damages. The parties agree that this provision for arbitration shall not be interpreted to prevent injunctive relief pending resolution of any dispute hereunder through arbitration.

27. Taxes. U-SHIP shall be solely responsible for and shall pay all assessments, taxes, including sales taxes and/or other governmental charges pertaining to the use and ownership of the ASC, however designated, and which are now or hereafter imposed under or by any governmental agency or authority, except such taxes which may be applicable to the commission collected by OFFICEMAX INC. pursuant to Section 11 hereinabove.

28. Limited Warranty. U-SHIP WARRANTS THAT AT THE TIME OF INSTALLATION AND FOR 90 DAYS THEREAFTER EACH UNIT OF THE ASC WILL BE FREE FROM DEFECTS IN MATERIAL AND WORKMANSHIP AND WILL CONFORM TO THE U-SHIP'S PUBLISHED PRODUCT DESCRIPTIONS. THIS WARRANTY SHALL NOT APPLY TO ANY ASC WHICH HAS BEEN NEGLECTED, ALTERED, ABUSED, USED FOR A PURPOSE OTHER THAN THOSE APPROVED BY U-SHIP, OR REPAIRED BY OFFICEMAX INC. OR ANY OTHER PERSON WITHOUT U-SHIP'S WRITTEN INSTRUCTIONS. WITHOUT LIMITING THE FOREGOING, U-SHIP WARRANTS THAT AT THE TIME OF INSTALLATION OF ANY MODULE, UPDATE, OR ADDITION OF THE U-SHIP SOFTWARE, THE U-SHIP SOFTWARE WILL CONFORM IN ALL MATERIAL RESPECTS TO THE CAPABILITIES STATED IN THE USERS' MANUAL SUPPLIED WITH THE ASC. IF THE U-SHIP SOFTWARE DOES NOT MEET THIS REQUIREMENT AND U-SHIP DOES NOT DETECT AND CORRECT A MATERIAL DEFECT THROUGH ITS OWN MONITORING AND REPAIR SYSTEM, THEN ON NOTICE FROM OFFICEMAX INC., U-SHIP SHALL REPAIR OR REPLACE THE AFFECTED U-SHIP SOFTWARE. U-SHIP'S WARRANTIES HEREUNDER SHALL NOT BE ENLARGED, OR IN ANY OTHER WAY AFFECTED BY AND NO OBLIGATION OR LIABILITY SHALL ARISE OR GROW OUT OF U-SHIP'S RENDERING OF TECHNICAL ADVICE OR SERVICE HEREUNDER. NO PERSON IS AUTHORIZED TO MODIFY OR ISSUE ANY OTHER WARRANTY REGARDING THE ASC'S. NO TERMS CONTAINED IN ANY OTHER DOCUMENTS SHALL BE DEEMED TO ALTER OR AMEND THE TERMS OF U-SHIP'S LIMITED WARRANTY OR RESPONSIBILITIES HEREUNDER, UNLESS SUCH OTHER DOCUMENT IS AGREED TO IN WRITING BY THE PARTIES HERETO. OFFICEMAX INC. HAS NOT RELIED ON ANY WARRANTY OTHER THAN THAT EXPRESSLY PROVIDED IN THIS AGREEMENT.

29. Warranty Disclaimer: Limitation of Remedies. EXCEPT AS EXPRESSLY PROVIDED HEREIN, U-SHIP DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASC'S, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER. U-SHIP SHALL HAVE NO LIABILITY TO ANY PERSON FOR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OF ANY DESCRIPTION, WHETHER ARISING OUT OF WARRANTY OR CONTRACT, NEGLIGENCE OR TORT, OR OTHERWISE. THE PARTIES EXPRESSLY AGREE THAT THE LIMITATION OF CONSEQUENTIAL DAMAGES SET FORTH HEREIN HAVE BEEN SPECIFICALLY BARGAINED FOR AND ARE AGREED ALLOCATIONS OF RISK AND SHALL SURVIVE THE DETERMINATION OF ANY COURT OF COMPETENT JURISDICTION THAT ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE. WITH RESPECT TO ANY ASC AS TO WHICH A DEFECT OR BREACH OF WARRANTY IS DETERMINED TO HAVE EXISTED, U-SHIP SHALL IN NO EVENT BE LIABLE FOR ANY AMOUNT OR DAMAGES IN EXCESS OF AMOUNTS RECEIVED BY U-SHIP AS THE TOTAL REVENUES FROM SUCH ASC. THE ALLOCATION OF REVENUES HAS BEEN NEGOTIATED WITH DUE REGARD TO THIS LIMITATION.

30. Exclusive Remedy for Breach. U-SHIP'S ENTIRE OBLIGATION PURSUANT TO THE LIMITED WARRANTY SET FORTH IN SECTION 28 SHALL BE LIMITED (AT U-SHIP'S OPTION) TO REPAIR OR REPLACEMENT OF ANY ASC WHICH PROVES TO BE DEFECTIVE WITHIN THE WARRANTY PERIOD AND REPAIR OR REPLACEMENT OF SOFTWARE AS STATED IN SUCH SECTION,. OFFICEMAX INC. SHALL BE ENTITLED TO A REMEDY HEREUNDER ONLY IF IT NOTIFIES U-SHIP IN WRITING OF THE ALLEGED BREACH OF WARRANTY BEFORE THE EXPIRATION OF THE WARRANTY.

31. Disclaimer of Earnings. U-SHIP DISCLAIMS ANY WARRANTY, LIKELIHOOD, OR CERTAINTY OF EARNINGS OR PROFITABILITY OF OFFICEMAX INC. WITH RESPECT TO OFFICEMAX INC.' PARTICIPATION IN THIS AGREEMENT AND LEASES PURSUANT HERETO.

32. Joint Marketing. On a local and a national basis, OFFICEMAX INC. shall actively market the package-shipping capability represented by the ASC, within the restrictions of proper use of U-SHIP's trademarks and trade names as provided herein. U-SHIP shall provide ongoing support information and advice for OFFICEMAX INC. advertising and promotion of the ASC. No less than annually, U-SHIP and OFFICEMAX INC. shall meet and cooperate on an advertising plan and strategy for the following year.

33. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and all oral communications, negotiations and agreements between the parties which took place prior to the effective date hereof are merged into this Agreement.

34. Exhibits. The following exhibits are attached to this Agreement and are, by this reference, hereby incorporated and shall be treated as if set forth in full herein:

         Exhibit A:        ASC Sites
         Exhibit B:        Description of Work
         Exhibit C:        Installation Request Form
         Exhibit D:        Specifications for ASC Site Preparation

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.



                                   U-SHIP, INC.



                                   By:/s/ Bruce H. Senske
                                          Bruce H. Senske,
                                          Chairman and CEO

                                   OFFICEMAX INC.



                                   By:  /s/ Douglas L. Scroggins
                                   Title: DVP, Business Services



                                    EXHIBIT A


                  OFFICE MAX/COPY MAX RETAIL SERVICE LOCATIONS


1.    Copy Max #625     3665 Pacific Coast Highway, Torrance CA 90505
2.    Copy Max #646     26940 Crown Valley Park, Mission Viejo CA 92691
3.    Copy Max #674     17502 Hawthorne Blvd, Torrance CA 90504
4.    Copy Max #1       1545 Golden Gate Plaza, Mayfield Heights OH  44124
5.    Copy Max #407     3844 S. Noland Road, Independence, MO  64055
6.    Copy Max #411     9901 Watson Road, Crestwood MO  63126
7.    Copy Max #406     9631 San Pedro Avenue, San Antonio TX  78216
8.    Copy Max #423     1515 Town East Blvd, Mesquite TX 75150
9.    Copy Max #609     4949 Lakewood Blvd., Lakewood CA  90712
10.   Copy Max #611     1431 W. Imperial Hwy., LaHabra  CA  90631
11.   Copy Max #508     7969 East Arapahoe Road, Englewood CO 80112
12.   Copy Max #455     4440 Florin Road, Sacramento CA 95823
13.   Copy Max #475     87 Huber Village Blvd., Westerville OH 43081
14.   Copy Max #614     11070 Foothill Blvd., Rancho Cucamonga CA 91730
15.   Copy Max #613     Riverside CA




                                    EXHIBIT B

                                    THE WORK
         U-Ship, at its sole expense, hereby agrees to deliver and install automated shipping centers ("ASC's") and perform processing services, technical support and maintenance with respect to such ASC's pursuant to the following terms and conditions:

1.       INSTALLATION.

         A. Exerting its best reasonable efforts to meet any agreed installation dates, U-SHIP shall ship each ASC and install it at the designated site. Shipment of all ASC's shall be from Minneapolis, Minnesota, and, notwithstanding any other provisions of this Agreement, all expenses related to transportation and transportation insurance shall be paid by U-SHIP. Installation shall include delivery, placement, electrical attachment and telephone hook-up. U-SHIP personnel or other trained personnel shall run U-SHIP's diagnostic software and demonstrate the proper functioning of the ASC upon installation. If the ASC is not operating in accordance with specifications immediately after installation, OFFICEMAX INC. may reject it, in which case U-SHIP may replace, repair or re-install the ASC until proper functioning is demonstrated.

         B. As soon as reasonably possible following installation of each ASC, but only once per site, U-SHIP personnel, either on site or by video-conference, shall render individual or small-group training for the OFFICEMAX INC. personnel associated with the site. Such training shall be of approximately three hours' duration and shall include delivery of a training video and a users' manual.

2.       TRANSACTION-BASED SERVICES.

         A. U-SHIP shall provide data processing services including data transfers, data handling, and credit card processing. U-SHIP's state of the art data network provide class five military security to ensure data integrity and security. Each Model 4100 ASC contacts the U-SHIP Automated Clearing House system daily. The U-SHIP Clearing House function reads in all package transactions, reformats encrypted credit card charge data for forwarding to the credit card processing service, logs activity levels against key maintenance parameters, and creates a back-up activity file for future reference, should it be required, for machine performance analysis and development of marketing statistics.

         B. Credit cards accepted by the ASC's shall be those of the VISA, MasterCard, and American Express systems. U-SHIP shall process such credit card transactions on its own behalf and for its own account and thereby collect all revenues from credit card transactions directly from the card issuers. U-SHIP shall also arrange for the possibility of use of the OFFICEMAX INC. corporate credit cards in the ASC's and shall provide OFFICEMAX INC. daily with the billing file for such card. Transactions involving the OFFICEMAX INC. credit cards shall be deemed to be cash transactions and the associated revenues dealt with as cash according to Section 11 of this Agreement.

         C. No less often than once per month and no more often than once per week, U-SHIP shall provide data on processed transactions to OFFICEMAX INC. in a form reasonably requested by OFFICEMAX INC., for further analytical processing by OFFICEMAX INC.. At an additional setup charge and periodic reporting fee, as agreed upon in advance by the parties, OFFICEMAX INC. may request and U-SHIP shall provide analytical reports as reasonably specified by OFFICEMAX INC..

         D. Assuming collection of shipping customers' payments according to the Agreement, U-SHIP shall be responsible for all payments to UPS or other shippers for shipment of the packages processed by ASC's.

         E. Shipping services of U-SHIP under this Agreement shall include the following, with respect to mailing transactions conducted through use of the
ASC's: (i) handling all interactions and processing all financial transactions with the package carrier; (ii) package tracking; (iii) loss recovery; and (iv) provisions of signage and promotional materials and assistance of OFFICEMAX INC., including press releases and advertising materials for use by OFFICEMAX INC..

3.       ASC GENERAL SUPPORT.

         U-SHIP shall provide telephone support for employees of OFFICEMAX INC. concerning operation or failure of ASC's, at U-SHIP's 1-800 number, provided that such employees call promptly after a problem occurs, but between the hours of 9:00 a.m. and 7:00 p.m. Eastern Standard Time, and have the following information ready: (i) ASC number, from the top of the receipts issued by the ASC, and on the Managers Screen; (ii) the product function that the ASC was performing when the problem occurred; (iii) the process that was taking place when the problem occurred; (iv) a statement of when the problem occurred; and
(v) a description of the steps that OFFICEMAX INC. representatives have taken since the problem occurred and the information currently being displayed on the monitor.

4.        SOFTWARE TECHNICAL SUPPORT.

         Support for the U-SHIP Software generally consists of telephone technical assistance provided by U-SHIP relating to U-SHIP Software licensed to OFFICEMAX INC. hereunder and offered during the hours specified in Section 3 above in this Exhibit B. From time to time U-SHIP or OFFICEMAX INC. may notice and report material deviations between the U-SHIP Software and the U-SHIP manual for the relevant model ASC ("Software Problems"). In such cases, U-SHIP will employ reasonable efforts to correct Software Problems within 24 hours of a report thereof by OFFICEMAX INC. to U-SHIP, or if U-SHIP is unable to provide such correction by telephone-to OFFICEMAX INC. or to the ASC directly within 24 hours despite the use of all reasonable best efforts, then U-SHIP will supply the corrections as soon as is reasonably possible. Correction of Software Problems shall consist of supplying or transmitting to the ASC or OFFICEMAX INC., or may consist of publishing, corrections which will bring the U-SHIP Software into compliance with the relevant U-SHIP manual. Any changes in manuals in connection with this provision shall be for the purpose of removing errors in documentation, providing consistency of interpretation, or describing an update or enhancement to the U-SHIP Software.



                                                     EXHIBIT C
                                                 [GRAPHIC OMITTED]
                                             REQUEST FOR ASC PLACEMENT
------------------------------------------------------------------------------------------------------------------------------
LOCATION
------------------------------------------------------------------------------------------------------------------------------
Store Name:

------------------------------------------------------------------------------------------------------------------------------
Contacts - Store Manager:

------------------------------------------------------------------------------------------------------------------------------
           Customer Service Manager:

------------------------------------------------------------------------------------------------------------------------------
           Bookkeeper:

------------------------------------------------------------------------------------------------------------------------------
Address:                                                        Do you go on daylight savings? YES / NO

                                                                Time Zone: EASTERN  CENTRAL  MOUNTAIN  PACIFIC  ALASKA HAWAII
------------------------------------------------------------------------------------------------------------------------------
Phone #: (     )                                                Fax #: (     )
------------------------------------- --------------------------------------------------------- ------------------------------
Current UPS:  YES / NO  Postal Substation: YES / NO   Weekly store traffic:            Store hours:
Pkgs per month:
------------------------------------------------------------------------------------------------------------------------------
Directions to Store:

------------------------------------------------------------------------------------------------------------------------------
U-SHIP 4100                              UNIT PLACEMENT SPECIFICATIONS
------------------------------------------------------------------------------------------------------------------------------

           [GRAPHIC OMITTED]
                                         Please mark (X) if specification has been met:
 Dimensions: 43"(w) x 55"(h) x 31" (d)
                                         |_| Phone: RJ11 wall-mounted phone jack, using a direct access phone line
                                         |_| Power: 120 VAC; 15 amps; dedicated outlet
                                         |_| Package drop-off within sight of the unit
                                         |_| Unit not placed in direct sunlight
                                         |_| Unit away from cart storage
                                         |_| Unit not placed in extreme temperatures
                                         |_| Area for overhead sign and shipping supplies

------------------------------------------------------------------------------------------------------------------------------
SHIPPING SUPPLIES
------------------------------------------------------------------------------------------------------------------------------
                                                          Please circle YES or NO to order shipping supplies
    Are you interested in ordering
     discount shipping supplies to        If yes, a U-Ship representative will send you information on pricing and supplies
complement your UPS shipping services?                                         offered.

------------------------------------------------------------------------------------------------------------------------------
PROMOTIONAL DESIGN                       DIMENSIONS
------------------------------------------------------------------------------------------------------------------------------
                                         For promoting your U-Ship UPS Shipping Center you will be provided with two  of the
          [GRAPHIC OMITTED]              following items.
                                         Please circle your two choices:
                                         a)     One 44" x 30" two-sided directional sign
                                         b)     One 30" x 20" two-sided directional sign
                                         c)     One 6' x 3' outdoor/indoor banner
------------------------------------------------------------------------------------------------------------------------------
Authorized                                                 FOR OFFICE USE ONLY:
Signature:                                                 Site Number:

------------------------------------------------------------------------------------------------------------------------------
Title or Position:                                         Shipper number:

------------------------------------------------------------------------------------------------------------------------------
Date:                                                      Installation Date:

------------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT D

                             ASC SITE SPECIFICATIONS


The following specifications must be met prior to a U-Ship ASC being installed and training conducted at a Office Max/Copy Max location:

         1. Analog telephone line installed and working; RJ11 wall-mounted phone jack using a direct access phone line; Note, it does not need to be a dedicated telephone line.
         2.  Electrical Power dedicated outlet to a 120 VAC; 15 amps
         3.  A dedicated package drop-off location within sight of the ASC unit
         4. Location where ASC unit will not be placed in direct sunlight or exposed to extreme temperatures
         5.  Area for overhead or wall mounted UPS/U-Ship sign





If one or more of the above specifications are not met prior to installation and training, U-Ship shall have the right to bill Office Max/Copy Max at cost for any incremental or excessive expenses incurred because of failure to meet this specifications. These expenses may involve, but are not limited to, additional travel expenses (including airfare, hotels, transportation and meals) additional training (personnel) expenses and any unusual UPS charges. U-Ship's agreement calls for training a site only once on a prearranged date. Additional training expenses for not meeting the above specifications, will be the sole responsibility of Office Max/Copy Max.